21622 Plummer Street
Chatsworth, CA 91311
C H A D		Toll Free: 800.423.8870
THERAPEUTICS		Phone: 818.882.0883
THE AMBULATORY O2 SPECIALISTS!	FOR IMMEDIATE RELEASE	Main Fax: 818.882.1809
Investor Contact:
Company Contact:		Neil Berkman Associates
Earl L. Yager		(310) 277-5162
President and CEO		INFO@BERKMANASSOCIATES.
WWW.CHADTHERAPEUTICS.COM		COM

CHAD Therapeutics Third Quarter
Net Income Advanced 21% On 23% Revenue Gain

Nine Month Net Up 54% On 16% Increase in Revenue

Management Revises Fiscal 2005 Guidance and Provides Initial Guidance For Fiscal 2006

CHATSWORTH, California, February 8, 2005 . . . CHAD Therapeutics, Inc. (ASE:CTU) today announced higher revenue and net income for the third quarter and first nine months of fiscal 2005, and provided revised revenue and earnings guidance for fiscal 2005 and initial guidance for fiscal 2006.

“While we have scaled back our growth projection for fiscal 2005 to reflect currently anticipated product delivery schedules, we continue to expect significant top and bottom-line growth in fiscal 2005 and again in fiscal 2006 based on the success of our new SAGE Therapeutic Device and the improved outlook for our TOTAL O2® Delivery System,” said President and Chief Executive Officer Earl L. Yager.

Third Quarter Results

For the three months ended December 31, 2004, revenue increased 23% to $6,444,000, an eight year high, from $5,237,000 for last year’s third quarter. Net earnings increased 21% to $505,000, or $0.05 per diluted share, from $418,000, or $0.04 per diluted share, a year earlier.

“Sales of our SAGE Therapeutic Device are increasing, but were below our expectations for the third quarter because a customer that placed a large order earlier in the year is taking delivery of the devices at a slower rate than was originally planned. We are working with the customer on a revised delivery schedule that will likely stretch into fiscal 2006, and we are taking orders for this product from additional customers,” Yager said. The SAGE device employs CHAD’s proprietary technologies to sense an oxygen patient’s movements and automatically adjust the rate of oxygen delivery to reduce the risk of oxygen desaturation as activity increases.

“Shipments of our TOTAL O2 Delivery System nearly tripled over last year’s third quarter. A new customer has recently begun advertising this product, along with the SAGE device, on a national basis, which may stimulate additional interest in both products. We are pleased that our TOTAL O2 Delivery System is beginning to gain traction in the marketplace, as we have long believed that this proprietary system offers a cost-effective way to serve home oxygen patients without compromising quality of care,” Yager said. He added that lower sales of CHAD’s OXYMATIC® 400 Series electronic conservers to a large customer partly offset higher sales of the SAGE Therapeutic Device and TOTAL O2 Delivery System.

Nine Month Results

For the first nine months of fiscal 2005, revenue increased 16% to $18,852,000 from $16,190,000 for the first nine months of fiscal 2004. Net earnings increased 54% to $1,222,000, or $0.12 per diluted share, from $792,000, or $0.08 per diluted share, for the first nine months of fiscal 2004.

“Based on these factors,” Yager continued, “and assuming that current sales and expense trends continue, we are revising our estimate of net earnings for the fiscal year ending March 31, 2005 to the range of $1,800,000 and $2,000,000, or $0.17 to $0.19 per diluted share, on revenue of about $25,000,000.” Estimated net earnings for fiscal 2005 would represent an increase of at least 80% over fiscal 2004 net earnings of $1,001,000, or $0.10 per diluted share, on revenue of $21,541,000.

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CHAD, OXYMATIC, OXYMIZER, OXYLITE, and TOTAL O2 are Registered
Trademarks of Chad Therapeutics, Inc.
ISO 9001 Certified Company
WWW.CHADTHERAPEUTICS.COM

CHAD Therapeutics Third Quarter Net Income Advanced 21% On 23% Revenue Gain
February 8, 2005
Page Two

“We expect further growth in revenue and net earnings in fiscal 2006 compared to fiscal 2005,” Yager continued, “even after giving effect to the higher tax rate we expect in fiscal 2006.” The company expects earnings to be taxed at a combined Federal and California income tax rate of approximately 40% beginning in fiscal 2006.

New Product Update

“We introduced our new LOTUS electronic oxygen conserver at the 25th annual Medtrade show for the home health care industry held in Orlando in October, and we currently expect to begin shipping this product later this month. Earlier, we announced the receipt of FDA clearance to market this sleek and lightweight addition to our electronic conserver line,” Yager said. LOTUS offers several enhancements to CHAD’s OXYMATIC 400 series conservers. “The SAGE device, along with CHAD’s OXYMATIC 400 Series electronic conservers and CYPRESS OXYPneumatic® conservers, provide the industry’s widest range of cost-effective choices for homecare providers to satisfy individual patient requirements and preferences for ambulatory oxygen products,” Yager added.

“We also are making progress with the initial products we are developing for the sleep disorder market and with our evaluation of alternative distribution models for these new products. We plan to conduct the first formal clinical trial on these products in the next few weeks, and the results of this test should allow us to move forward on our distribution options. We will provide more information on our progress as it becomes available,” Yager concluded.

Conference Call

Chad has scheduled a conference call today at 11:00 a.m. ET. A simultaneous webcast will be available from the Investor Relations link at www.CHADtherapeutics.com. A replay will be available after 1:00 p.m. ET at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21230105 after 1:00 p.m. ET.

About CHAD Therapeutics

CHAD Therapeutics, Inc. is in the business of developing, producing and marketing respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases. For more information, visit www.CHADtherapeutics.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995.

The foregoing statements regarding prospects for future earnings and revenues, future sales trends and the introduction of products under development are forward-looking statements that involve certain risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by such forward-looking statements. These include the loss of one or more major customers, unexpected difficulties encountered in ramping up our manufacturing capabilities to meet increased customer demand, increased competition, the introduction of new products with perceived competitive advantages over the Company’s products, changes or proposed changes in health care reimbursement which affect home care providers and CHAD’s ability to anticipate and respond to technological and economic changes in the home oxygen market. Moreover, the success of the Company’s products and products under development will depend on their efficacy, reliability and the health care community’s perception of the products’ capabilities and benefits, the degree of acceptance the products achieve among homecare providers and, with respect to products under development, obtaining timely regulatory approval. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission under the caption “Outlook: Issues and Risks.”

(tables attached)

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CHAD THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	$18,852,000	$16,190,000	$6,444,000	$5,237,000
Cost of sales	11,116,000	9,608,000	3,741,000	3,017,000

Gross profit	7,736,000	6,582,000	2,703,000	2,220,000
Costs and expenses:
Selling, general and administrative	5,306,000	4,771,000	1,858,000	1,460,000
Research and development	1,207,000	1,011,000	380,000	343,000

Total costs and expenses	6,513,000	5,782,000	2,238,000	1,803,000

Operating income	1,223,000	800,000	465,000	417,000
Other income, net	28,000	29,000	14,000	20,000

Earnings before income taxes	1,251,000	829,000	479,000	437,000
Income tax expense (benefit)	29,000	37,000	(26,000)	19,000

Net earnings	$1,222,000	$792,000	$505,000	$418,000

Earnings per share:
Basic	$0.12	$0.08	$0.05	$0.04
Diluted	$0.12	$0.08	$0.05	$0.04

Weighted shares outstanding:
Basic	10,119,000	10,080,000	10,124,000	10,088,000
Diluted	10,622,000	10,331,000	10,647,000	10,401,000

CHAD THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,
	2004	2003
Assets
Current assets:
Cash	$2,021,000	$1,374,000
Accounts receivable, net	3,628,000	3,004,000
Income taxes refundable	—	4,000
Inventories, net	7,357,000	5,713,000
Prepaid expenses	349,000	377,000
Deferred income taxes	691,000	—

Total current assets	14,046,000	10,472,000

Property, plant and equipment, net	1,140,000	1,122,000
Other assets, net	787,000	737,000

Total Assets	$15,973,000	$12,331,000

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,839,000	$353,000
Accrued expenses	1,290,000	1,006,000
Income taxes payable	418,000	35,000

Total current liabilities	3,547,000	1,394,000

Shareholders’ equity:
Common shares, no par value, authorized 40,000,000 shares, 10,126,000 and 10,078,000 issued and outstanding	13,360,000	13,302,000
Retained earnings (accumulated deficit)	(934,000)	(2,365,000)

Net shareholders’ equity	12,426,000	10,937,000

Total Liabilities and Shareholders’ Equity	$15,973,000	$12,331,000